Exhibit 99.1

25 October 2022 | NYSE: NXRT

EARNINGS SUPPLEMENT: THIRD QUARTER 2022

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

INVESTOR RELATIONS:

KRISTEN THOMAS

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Balance Sheet Improvements	4
Overview	6
Highlights of Recent Activity	7
Financial Summary	8
2022 Full Year Guidance	9
Components of Net Asset Value	10
Consolidated Balance Sheets	11
Consolidated Statements of Operations	12
NOI and Same Store NOI	13
Q3 Same Store Results	14
Q3 Same Store Properties Operating Metrics	16
QoQ Same Store Properties Operating Metrics	17
YTD Same Store Results	18
FFO, Core FFO and AFFO	20
Historical Capital Expenditures	21
Value-Add Program Details	22
Outstanding Debt Details	25
Debt Maturity Schedule	27
Historical Acquisition Details	28
Historical Disposition Details	29
Definitions and Reconciliations of Non-GAAP Measures	30

SEASONS 704 APARTMENTS: WEST PALM BEACH, FL

Q3 LEASED UPGRADES AVERAGED +24.3% ROI

   ENHANCED POOL AMENITY FOR RESIDENTS

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Kristen Thomas

IR@nexpoint.com

Media inquiries: Pro-Nexpoint@prosek.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS THIRD QUARTER 2022 RESULTS

NXRT Reports Continued Strength in Operations, Boosts Quarterly Dividend by 10.5% and Announces Accretive

19-Property Refinancing Transaction, Extending Average Maturity to ~6.4 years

Dallas, TX, October 25, 2022 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the third quarter ended September 30, 2022.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(0.6)M, $24.5M, $21.8M and $24.3M, respectively, attributable to common stockholders for the quarter ended September 30, 2022, compared to Net Loss, FFO, Core FFO, and AFFO of $(5.4)M, $16.1M, $16.4M and $18.6M, respectively, attributable to common stockholders for the quarter ended September 30, 2021.

•

NXRT reported Net Loss, FFO, Core FFO and AFFO of $(13.0)M, $61.2M, $62.3M and $69.4M, respectively, attributable to common stockholders for the nine months ended September 30, 2022, compared to Net Loss, FFO, Core FFO, and AFFO of $(15.7)M, $46.5M, $44.7M and $51.0M, respectively, attributable to common stockholders for the nine months ended September 30, 2021.

•

For the three months ended September 30, 2022, Q3 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 19.4%, 15.0% and 13.1%, respectively, and occupancy decreased 130 bps over the prior year period.

•

For the nine months ended September 30, 2022, YTD Same Store properties[3] average effective rent, total revenue and NOI[2] increased 19.9%, 13.6% and 15.8%, respectively, and occupancy decreased 140 bps over the prior year period.

•	NXRT paid a third quarter dividend of $0.38 per share of common stock on September 30, 2022.
•

On October 24, 2022, the Company’s board approved a quarterly dividend of $0.42 per share, an 10.5% increase from the previous dividend per share. Since inception, NXRT has increased the dividend per share by 103.9%.

•	On October 24, 2022, the Company’s board of directors increased the share repurchase authorization to $100.0 million and extended the authorization to October 24, 2024.
•

During the three months ended September 30, 2022, NXRT repurchased and retired 98,906 shares at a weighted average price of $60.57 per share. Since inception, NXRT has repurchased 2,550,628 shares at a weighted average price of $28.37 per share.

•

The weighted average effective monthly rent per unit across all 41 properties held as of September 30, 2022 (the “Portfolio”), consisting of 15,387[4] units, was $1,446, while physical occupancy was 94.1%.

•

During the third quarter 2022, for the properties in our Portfolio, we completed 649 full and partial upgrades and leased 592 upgraded units, achieving an average monthly rent premium of $163 and a 24.3% ROI[5].

•

Since inception, for the properties currently in our Portfolio, we have completed 7,354 full and partial upgrades, 4,853 kitchen and laundry appliances, and 10,451 technology packages, resulting in a $146, $49, and $44 average monthly rental increase per unit and a 22.0%, 69.3%, and 37.3% ROI, respectively.

1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net loss, see the “Definitions and Reconciliations of Non-GAAP Measures,” “FFO, Core FFO and AFFO” and “NOI and Same Store NOI” sections of this release.

3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 36 properties encompassing 13,930 units of apartment space in our Same Store pool for the three months ended September 30, 2022 (our “Q3 Same Store” properties) and 34 properties encompassing 13,426 units of apartment space in our Same Store pool for the nine months ended September 30, 2022 (our “YTD Same Store” properties). The same store unit count excludes 74 units that are currently down due to casualty events (Silverbrook: 16 units, Timber Creek: 16 units, Arbors of Brentwood: 16 units, Venue at 8651: 8 units, Hollister Place: 8 units, Versailles: 5 units, The Preserve at Terrell Mill: 3 units, and Parc500: 2 units).

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

4)

Total units owned in our Portfolio is 15,387, however 81 units are currently down due to casualty events (Silverbrook: 16 units, Timber Creek: 16 units, Arbors of Brentwood: 16 units, Venue at 8651: 8 units, Hollister Place: 8 units, Six Forks: 6 units, Versailles: 5 units, The Preserve at Terrell Mill: 3 units, Parc500: 2 units, and High House at Cary: 1 unit).

5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

Third Quarter 2022 Financial Results

•	Total revenues were $68.1 million for the third quarter of 2022, compared to $56.4 million for the third quarter of 2021.
•

Net loss for the third quarter of 2022 totaled $(0.6) million, or loss of $(0.02) per diluted share, which included $25.2 million of depreciation and amortization expense. This compared to a net loss of $(5.4) million, or loss of $(0.21) per diluted share, for the third quarter of 2021, which included $21.6 million of depreciation and amortization expense.

•

The change in our net loss of $(0.6) million for the three months ended September 30, 2022 as compared to our net loss of $(5.4) million for the three months ended September 30, 2021 primarily relates to an increase in total revenues, partially offset by an increase in depreciation expense.

•	For the third quarter of 2022, NOI was $39.9 million on 41 properties, compared to $33.6 million for the third quarter of 2021 on 40 properties.
•	For the third quarter of 2022, Q3 Same Store NOI increased 13.1% to $36.1 million, compared to $31.9 million for the third quarter of 2021.
•	For the third quarter of 2022, FFO totaled $24.5 million, or $0.96 per diluted share, compared to $16.1 million, or $0.64 per diluted share, for the third quarter of 2021.
•	For the third quarter of 2022, Core FFO totaled $21.8 million, or $0.85 per diluted share, compared to $16.4 million, or $0.65 per diluted share, for the third quarter of 2021.
•	For the third quarter of 2022, AFFO totaled $24.3 million, or $0.95 per diluted share, compared to $18.6 million, or $0.74 per diluted share, for the third quarter of 2021.

2022 Year to Date Financial Results

•	Total revenues were $194.6 million for the nine months ended September 30, 2022, compared to $160.7 million for the nine months ended September 30, 2021.
•

Net loss for the nine months ended September 30, 2022 totaled $(13.0) million, or loss of $(0.51) per diluted share, which included $74.5 million of depreciation and amortization expense. This compared to net loss of $(15.7) million, or loss of $(0.62) per diluted share, for the nine months ended September 30, 2021, which included $62.3 million of depreciation and amortization expense.

•

The change in our net loss of $(13.0) million for the nine months ended September 30, 2022 as compared to our net loss of $(15.7) million for the nine months ended September 30, 2021 primarily relates to an increase in total revenues, partially offset by a decrease in casualty gains and an increase in depreciation expense.

•	For the nine months ended September 30, 2022, NOI was $115.3 million on 41 properties, compared to $93.6 million for the nine months ended September 30, 2021 on 40 properties.
•	For the nine months ended September 30, 2022, Same Store NOI increased 15.8% to $101.5 million, compared to $87.7 million for the nine months ended September 30, 2021.
•

For the nine months ended September 30, 2022, FFO totaled $61.2 million, or $2.39 per diluted share, compared to $46.5 million, or $1.85 per diluted share, for the nine months ended September 30, 2021.

•

For the nine months ended September 30, 2022, Core FFO totaled $62.3 million, or $2.43 per diluted share, compared to $44.7 million, or $1.78 per diluted share, for the nine months ended September 30, 2021.

•

For the nine months ended September 30, 2022, AFFO totaled $69.4 million, or $2.71 per diluted share, compared to $51.0 million, or $2.03 per diluted share, for the nine months ended September 30, 2021.

NXRT.NEXPOINT.COM	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Third Quarter Earnings Conference Call

NXRT will host a conference call on Tuesday, October 25, 2022 at 11:00 a.m. ET (10:00 am CT), to discuss third quarter financial results. The conference call can be accessed live over the phone by dialing 888-882-4478 or, for international callers, +1 646-828-8193 and using passcode Conference ID: 7733315. A live audio webcast of the call will be available online at the Company's website, https://nxrt.nexpoint.com (under "Resources"). An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, November 1, 2022, by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 7733315.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located, middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “believe,” “assume,” “expect,” “anticipate,” “estimate,” “may,” “should,” “could,” “plan” and similar expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, the expected refinancing and related timing of 19 property-level mortgages, improved pricing on refinancings, expected use of cash out refinancing proceeds to pay down the corporate credit facility, the refinancing is expected to extend the weighted average debt maturity schedule and the debt maturing through 2024 after the expected refinancing, the expected reduction to the weighted average interest rate on total debt before and after interest rate swaps, the results of the refinancing and extension of maturities, the pro forma debt maturity schedule, analysis of the potential impact of rising rates on future years’ growth, including principal debt balances, weighted average notional swap amount, hedged/fixed rate debt percentage, floating rate principal percentage, swap rate, weighted average forward curve, weighted average forward rate, weighted average spread, all in hedge rate, unhedged blended portfolio rate and spread to all in rate for 2023, 2024 and 2025 and the related assumptions, including the 19 property level refinancing, the use of cash out refinancing to pay down debt, the sale of the Houston properties, the expected use of proceeds to pay down debt, the sale and amount of proceeds from the sale, maturing debt balances between 2023 and 2025 remain the same and are refinanced at the same spread achieved on the current 19 assets being refinanced plus the forward SOFR curve, NXRT’s guidance for financial results for the full year 2022, including earnings per diluted share, Core FFO per diluted share, same store rental income, same store total revenue, same store total expenses and same store NOI, and the related assumptions, including expected acquisitions and dispositions, shares outstanding and same store growth projections, NXRT’s net asset value and the related components and assumptions, including anticipated full year and fourth quarter 2022 net income and NOI, acquisitions and dispositions, pro forma adjustments for acquisitions and dispositions, the NOI related to the acquired or disposed of properties, the Cornerstone loan refinancing, estimated value-add expenditures, debt payments, outstanding debt and shares outstanding, NOI guidance for the fourth quarter 2022 and the related assumptions, planned value-add programs, including projected average rent, rent change and return on investment, expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate duration and severity of the COVID-19 pandemic and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

NXRT.NEXPOINT.COM	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

UPDATE TO CAPITAL STRUCTURE & MATURITIES

BALANCE SHEET IMPROVEMENTS:

•

NXRT has executed a loan application and is in the process of refinancing 19 property level mortgages thru KeyBank and Freddie Mac, which, in aggregate, represent ~46.7% of the company’s total outstanding debt.

•

Notably, NXRT was able to reach an agreement to refinance at interest rate pricing improved from prior terms (SOFR + 155 bps) – a favorable outcome for the Company that would likely be more difficult to achieve in a negotiation started today.

•

The Company expects to use approximately $217mm of cash from refinancing proceeds to pay down the outstanding principal balance of the Company’s most expensive debt capital, the corporate credit facility. Further, NXRT has executed it’s 12-month extension option on the Revolving Credit Facility, pushing that maturity out to June 30, 2025.

•

Further, this refinancing activity is expected to effectively extend the company’s weighted average debt maturity schedule to ~6.4 years (from ~3.33 years) – debt maturing through ’24 now equates to ~6.8% of total debt (down from ~44% previously).

•

Holistically, this refinancing is expected to reduce NXRT’s weighted average interest rate on total debt by 39 bps to 4.33%, before the impact of interest rate swap contracts.  Accounting for the hedging impact of the swap, NXRT’s adjusted weighted average interest rate is expected to be reduced from 3.29% to 2.78%.

•	With the completion of this refinancing, the Company has no meaningful debt maturities until June 2025.
•

Refinancing and extending maturities on a significant portion of the Company’s first mortgage debt at favorable terms provides greater strategic flexibility, increases liquidity and modestly “de-risks” the company’s balance sheet.

DEBT MATURITY SCHEDULE AS OF 9/30/2022

Debt Maturity Schedule
Fixed Debt
Floating Debt
$1,000,000
$750,000
$500,000
$250,000
$0
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

27.0%
73.0%
Fixed incl/ swaps
Floating

Total Debt	Amount (in 000s)	Wtd. Avg Int Rate
2022	$0.0	N/A
2023	20,417.0	4.24%
2024	729,157.0	5.01%
2025	207,436.0	4.42%
2026	423,150.0	4.64%
2027	46,464.0	4.60%
2028	100,642.0	4.29%
2029	124,897.0	4.45%
2030	0.0	N/A
2031	41,180.0	4.18%
2032	0.0	N/A
Total / Wtd. Avg	**$1,693,343.0**	**4.72%**

Fixed Debt	Amount (in 000s)	Wtd. Avg Int Rate
2022	$0.0	N/A
2023	20,417.0	4.24%
2024	0.0	N/A
2025	14,443.0	4.49%
2026	0.0	N/A
2027	0.0	N/A
2028	33,817.0	4.24%
2029	0.0	N/A
2030	0.0	N/A
2031	0.0	N/A
2032	0.0	N/A
Total / Wtd. Avg	**$68,677.0** (4.1% of total)	**4.29%**

Floating Debt	Amount (in 000s)	Wtd. Avg Int Rate
2022	$0.0	N/A
2023	0.0	N/A
2024	729,157.0	5.01%
2025	192,993.0	4.11%
2026	423,150.0	4.64%
2027	46,464.0	4.60%
2028	66,825.0	4.32%
2029	124,897.0	4.45%
2030	0.0	N/A
2031	41,180.0	4.18%
2032	0.0	N/A
Total / Wtd. Avg	**$1,624,666.0** (95.9% of total)	**4.74%**

PRO FORMA DEBT MATURITY SCHEDULE (incl Refi Impact)

Debt Maturity Schedule
Fixed Debt
Floating Debt
$1,000,000
$750,000
$500,000
$250,000
$0
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

28.5%
71.5%
Fixed incl/ swaps
Floating

Total Debt	Amount (in 000s)	Wtd. Avg Int Rate
2022	$0.0	N/A
2023	20,417.0	4.24%
2024	96,253.0	4.82%
2025	310,993.0	4.75%
2026	290,325.0	4.46%
2027	0.0	N/A
2028	33,817.0	4.24%
2029	124,897.0	4.45%
2030	0.0	0.00%
2031	41,180.0	0.00%
2032	790,523.0	4.02%
Total / Wtd. Avg	**$1,708,405.0**	**4.33%**

Fixed Debt	Amount (in 000s)	Wtd. Avg Int Rate
2022	$0.0	N/A
2023	20,417.0	4.24%
2024	0.0	N/A
2025	0.0	N/A
2026	0.0	N/A
2027	0.0	N/A
2028	33,817.0	4.24%
2029	0.0	N/A
2030	0.0	N/A
2031	0.0	N/A
2032	0.0	N/A
Total / Wtd. Avg	**$54,234.0** (3.2% of total)	**4.24%**

Floating Debt	Amount (in 000s)	Wtd. Avg Int Rate
2022	$0.0	N/A
2023	0.0	N/A
2024	96,253.0	4.82%
2025	310,993.0	4.75%
2026	290,325.0	4.46%
2027	0.0	N/A
2028	0.0	N/A
2029	124,897.0	4.45%
2030	0.0	N/A
2031	41,180.0	4.18%
2032	790,523.0	4.02%
Total / Wtd. Avg	**$1,654,171.0** (96.8% of total)	**4.33%**

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

ANALYSIS OF THE POTENTIAL IMPACT OF RISING RATES ON FUTURE YEARS’ GROWTH

1.

Principal debt balances assume the refinancing of 19 property level mortgages, $217mm of facility paydown due to refinancing, and $95mm of facility paydown with Houston net proceeds. Houston net proceeds are assumed to be the midpoint of the Houston Value range on the Components of Q3 2022 Net Asset Value table less existing debt and assumed 5% closing costs.

2.	Weighted average notional Swap amounts take into termination dates.
3.	Yearly swap rate percentage considers all swaps in place in the corresponding year.
4.	Weighted Average Forward Curve considers both SOFR and LIBOR forward curves, all weighted based on asset principal balances over total portfolio debt.
5.

Weighted Average Forward Rate is equal to the Total Property and Principal Facility Debt Balance multiplied by the Hedged /Fixed Rate Debt percentage + Property and Principal Facility Debt Balance multiplied by the Floating Rate Principal percentage.

6.	Weighted Average Spread considers both SOFR and LIBOR forward curves, all weighted based on asset principal balances over total portfolio debt.
7.

Unhedged Blended Portfolio Rate are all-in rates, including asset-specific spreads, SOFR and LIBOR forward curves, fixed rates, and asset-specific rate caps.  All are weighted based on asset principal balances over total portfolio debt.

8.

The NXRT Analysis uses Jefferies inputs for all peers of NXRT. NXRT analysis assumes new principal balances for the 19 assets, $217mm of facility paydown due to refinancing, and $95mm of facility paydown with Houston net proceeds. In addition, the analysis assumes all maturing debt balances between 2023 and 2025 remain the same and are refinanced at the same spread achieved on the current 19 assets being refinanced plus the forward SOFR curve.

9.	Jefferies: Seeking Resilience in Multifamily; Downgrade NXRT to Hold; Buy MAA, UDR, IRT (2022).

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC.: THIRD QUARTER 2022 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$40.87
Insider Ownership	12.76%
2022 Q4 Dividend Per Share	$0.42
Dividend Yield (1)	4.11%
Shares Outstanding - basic (2)	25,598
Shares Outstanding - diluted (2)	25,598
(1)	As of the close of market trading on October 24, 2022.
(2)

Weighted average for the three months ended September 30, 2022. If the Company sustains a net loss for the period presented, unvested restricted stock units are not included in the calculation of diluted shares outstanding.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	16.8%
Phoenix	13.1%
South Florida	12.7%
Atlanta	11.0%
Nashville	8.7%
Houston	7.7%
Orlando	7.6%
Las Vegas	7.6%
Charlotte	7.0%
Raleigh	4.1%
Tampa	3.7%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

Revenue ($000s)
Avg. Rent/Unit
$70,000
$55,000
$40,000
$25,000
$10,000
$1,500
$1,000
$500
3Q15
2Q17
1Q19
4Q20
3Q22

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Recent Activity

DIVIDEND GROWTH

RENT TRADEOUTS

Market	New Leases	% Increase	Rent Increase	Renewals	% Increase	Rent Increase
DFW	384	17.7%	$199.14	321	12.4%	$137.07
HOU	202	5.5%	$71.20	126	9.1%	$111.56
CHA	131	10.2%	$125.71	144	10.1%	$119.35
NASH	191	11.2%	$145.17	163	10.5%	$126.22
ATL	180	13.5%	$194.44	276	11.1%	$148.26
ORL	173	21.9%	$298.05	138	15.7%	$207.80
TPA	132	17.9%	$224.64	44	18.7%	$225.70
SFL	241	22.1%	$385.90	307	16.4%	$282.80
PHX	311	13.8%	$180.48	252	10.4%	$137.17
LSV	161	7.9%	$107.32	120	7.1%	$96.65
RDU	74	10.6%	$150.00	99	9.3%	$120.41
TOTAL/AVERAGE	2,180	14.5%	$196.68	1,990	12.0%	$160.93

SAME STORE GROWTH

(In thousands)	YTD 2022	YTD 2021	% Change
Rental income	$168,628	$148,005	13.9%
Other income	4,328	4,271	1.3%
Total revenue	172,956	152,276	13.6%
Total expense	71,971	65,237	10.3%
Miscellaneous income	496	633	-21.6%
NOI	$101,481	$87,672	15.8%

NXRT.NEXPOINT.COM	Page 7

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization (as of the last day of the period)	$1,181,000	$1,563,000
Share Price (as of the last day of the period)	$46.21	$61.88
Weighted average common shares outstanding - basic	25,598	25,175	25,630	25,128
Weighted average common shares outstanding - diluted	25,598	25,175	25,630	25,128

Earnings Profile
Total revenues	$68,051	$56,384	$194,603	$160,743
Net loss attributable to common stockholders	(597)	(5,391)	(13,047)	(15,678)
NOI (1)	39,865	33,648	115,276	93,599
Same Store NOI (2)	36,055	31,885	101,481	87,672
Same Store NOI Growth (%) (2)	13.1%		15.8%

Earnings Metrics Per Common Share (diluted basis)
Earnings	$(0.02)	$(0.21)	$(0.51)	$(0.62)
FFO (1)	$0.96	$0.64	$2.39	$1.85
Core FFO (1)	$0.85	$0.65	$2.43	$1.78
AFFO (1)	$0.95	$0.74	$2.71	$2.03
Dividends declared per common share	$0.38	$0.34	$1.14	$1.02
FFO Coverage (3)	2.52x	1.88x	2.10x	1.81x
Core FFO Coverage (3)	2.25x	1.91x	2.13x	1.74x
AFFO Coverage (3)	2.50x	2.16x	2.38x	1.98x

Portfolio
Total Properties	41	40
Total Units (4)	15,387	15,032
Occupancy	94.1%	95.3%
Average Effective Monthly Rent per Unit	$1,446	$1,204

Same Store Portfolio Metrics (2)
Total Same Store Properties	36	36	34	34
Total Same Store Units	13,930	13,922	13,426	13,418
Occupancy	94.0%	95.3%	94.0%	95.4%
Average Effective Monthly Rent per Unit	$1,445	$1,210	$1,448	$1,208

Value-Add Program
Completed Rehab Units	649	290	1,830	911
Cumulative Completed Rehab Units (5)	7,354
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$146
ROI on Post-Rehab Units	22.0%

Outstanding Debt Summary
Total Mortgage Debt	$1,358,343	$1,275,501
Credit Facilities	335,000	275,000
Total Debt Outstanding	$1,693,343	$1,550,501
Leverage Ratio (Net Debt to Enterprise Value) (6)	58%	49%
(1)

For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO,” “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.

(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q3 and YTD Same Store properties, see the “Q3 Same Store Results” and “YTD Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Total units owned is 15,387, however 81 units are currently down due to casualty events.
(5)	Inclusive of all full and partial interior upgrades completed through. Cumulative results exclude rehabs completed for properties sold through September 30, 2022.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

NXRT.NEXPOINT.COM	Page 8

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2022 Full Year Guidance Summary

NXRT is updating 2022 guidance ranges for earnings per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, Same Store NOI, Acquisitions and Dispositions as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings per diluted share (2)	$1.30	$1.33	$1.36	$3.10
Core FFO per diluted share (2) (3)	$3.05	$3.08	$3.11	$3.01

Same Store Growth: (4)
Rental Income	13.2%	13.4%	13.6%	12.5%
Total Revenue	12.7%	12.9%	13.1%	12.0%
Total Expenses	9.7%	9.4%	9.0%	6.5%
Same Store NOI (3)	14.9%	15.5%	16.1%	15.8%

Other Considerations: (5)
Acquisitions	$143.4	$143.4	$143.4	$225.0
Dispositions	$—	$100.0	$200.0	$225.0
(1)	Full Year 2022 guidance forecast includes Same Store growth projections presented above.
(2)	Weighted average diluted share count estimate for full year 2022 is approximately 26.2 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2022 Same Store NOI and Core FFO guidance to net income guidance and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2022 pro forma Same Store pool (34 properties).
(5)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are incorporated into the EPS and Core FFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

Additional information on 2022 financial and earnings guidance is included in the following sections of this release.

NXRT.NEXPOINT.COM	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE BY MARKET VALUE	NAV SUMMARY

Property	NOI	Cap Rate Range (1)		Value Range (2)		Component	Min	Max
Market	Contribution	Min	Max	Min	Max	Tangible Assets
Texas						Real Estate (2)	$3,383,949	$3,734,130
Dallas/Fort Worth	12.9%	4.3%	4.7%	$438,505	$484,461	Cash	15,771
Houston	5.3%	4.5%	4.7%	178,773	188,541	Restricted Cash - Renovation Reserves (5)	15,347
						Renovation Expenditures (5)	(15,347)
North Carolina						Cash Adjustments (6)	(655)
Raleigh	3.4%	4.3%	4.7%	116,060	128,223	Fair Market Value of Interest Rate Swaps	110,399
Charlotte	6.8%	4.3%	4.7%	231,444	255,700	Other Assets	56,885
						Value of Assets	$3,566,349	$3,916,530
Georgia
Atlanta	8.2%	4.3%	4.7%	279,969	309,310	Tangible Liabilities
						Credit Facility (7)	$335,000
Tennessee						Mortgage Debt	1,358,343
Nashville	11.2%	4.3%	4.7%	380,933	420,855	Total Outstanding Debt	1,693,343
						Forward 12-month Principal Payments (6)	(655)
Florida						Total Outstanding Debt (FY 2022 Est.)	1,692,688
Orlando	7.7%	4.3%	4.7%	263,124	290,700	Other Tangible Liabilities (at Book)	47,219
Tampa	4.1%	4.3%	4.7%	140,450	155,169	Value of Liabilities	$1,739,907
South Florida	16.2%	4.3%	4.7%	551,964	609,810	Net Leverage (mid-point)	47%
						Net Asset Value	$1,826,442	$2,176,623
Nevada						Shares outstanding - diluted (FY 2022 Est.)	26,077
Las Vegas	8.3%	4.5%	5.0%	262,672	294,708	Est. NAV / Share	$70.04	$83.47
						NAV / Share (mid-point)	$76.75
Arizona
Phoenix	15.9%	4.3%	4.7%	540,055	596,653
Total / Ave	100.0%	4.3%	4.7%	$3,383,949	$3,734,130

NOI ESTIMATE	IMPLIED VAUE VALUATION METRICS

Q2 2022 NOI Actual	38,846			Min	Max
Q3 2022 NOI Actual	39,865		Implied Real Estate Value	$3,383,949	$3,734,130
	Low	High	No. of Units (September 30, 2022) (2)	15,387
Estimated Q4 2022 NOI Guidance (3)	$41,360	$42,906	Implied Value/Apartment Unit	$219.9	$242.7
2022 Pro Forma NOI Guidance (3)(4)	$156,634	$158,180	Implied Value/Apartment Unit (mid-point)	$231.3

(1)	Management estimates based on independent third-party review of our properties.
(2)	Full Year 2022 NOI Guidance is presented for the existing portfolio (41 properties as of September 30, 2022).
(3)

The Company anticipates net income will be in the range between approximately $34.1 million and $35.7 million for the full year 2022 and between $47.2 million and $48.7 million for the fourth quarter of 2022. FY 2022 NOI Guidance considers the completed acquisitions of The Adair and Estates on Maryland and assumes no further acquisition or disposition activity for the remainder of the year.

(4)

2022 Pro Forma NOI assumes The Adair and Estates on Maryland were owned for the full year 2022, which we estimate would have contributed approximately an additional $800 and $1,000, respectively, to NOI.

(5)	Includes approximately $15.3 million that is held for value-add upgrades; reduced by $15.3 million for estimated 2022 rehab expenditures.
(6)	Includes approximately $0.7 million in forward 12-month principal payments (which excludes the repayment of The Cornerstone loan which we expect to refinance in 2023).
(7)	Includes outstanding balance of September 30, 2022.

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$378,438	$375,857
Buildings and improvements	1,759,301	1,743,866
Intangible lease assets	—	2,576
Construction in progress	8,170	6,078
Furniture, fixtures, and equipment	141,184	120,419
Total Gross Operating Real Estate Investments	2,287,093	2,248,796
Accumulated depreciation and amortization	(326,738)	(287,096)
Total Net Operating Real Estate Investments	1,960,355	1,961,700
Real estate held for sale, net of accumulated depreciation of $28,477 and $0, respectively	110,638	—
Total Net Real Estate Investments	2,070,993	1,961,700
Cash and cash equivalents	15,771	49,450
Restricted cash	50,844	39,246
Accounts receivable, net	11,519	4,844
Prepaid and other assets	9,869	4,701
Fair market value of interest rate swaps	110,399	3,526
TOTAL ASSETS	$2,269,395	$2,063,467

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,268,607	$1,276,285
Mortgages payable held for sale, net	82,692	—
Credit facility, net	333,428	278,215
Accounts payable and other accrued liabilities	13,866	12,590
Accrued real estate taxes payable	22,165	13,182
Accrued interest payable	5,981	2,491
Security deposit liability	3,168	2,945
Prepaid rents	2,039	1,775
Total Liabilities	1,731,946	1,587,483

Redeemable noncontrolling interests in the Operating Partnership	5,828	6,139

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,549,036 and 25,500,567 shares issued and outstanding, respectively	255	255
Additional paid-in capital	403,377	407,803
Accumulated earnings less dividends	18,902	59,209
Accumulated other comprehensive income	109,087	2,578
Total Stockholders' Equity	531,621	469,845
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,269,395	$2,063,467

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Rental income	$66,500	$54,918	$189,949	$156,305
Other income	1,551	1,466	4,654	4,438
Total revenues	68,051	56,384	194,603	160,743
Expenses
Property operating expenses	12,370	12,783	42,669	35,116
Real estate taxes and insurance	9,419	7,646	27,670	24,876
Property management fees (1)	1,960	1,639	5,629	4,640
Advisory and administrative fees (2)	1,904	1,938	5,615	5,706
Corporate general and administrative expenses	3,818	3,152	11,116	9,070
Property general and administrative expenses	2,387	2,076	6,586	5,451
Depreciation and amortization	25,224	21,591	74,490	62,335
Total expenses	57,082	50,825	173,775	147,194
Operating income	10,969	5,559	20,828	13,549
Interest expense	(11,766)	(11,531)	(34,804)	(32,830)
Loss on extinguishment of debt and modification costs	—	—	—	(328)
Casualty gains	—	—	357	2,379
Miscellaneous income	198	565	526	1,505
Net loss	(599)	(5,407)	(13,093)	(15,725)
Net loss attributable to redeemable noncontrolling interests in the Operating Partnership	(2)	(16)	(46)	(47)
Net loss attributable to common stockholders	$(597)	$(5,391)	$(13,047)	$(15,678)
Other comprehensive income
Unrealized gains on interest rate derivatives	34,938	4,545	106,874	31,082
Total comprehensive income (loss)	34,339	(862)	93,781	15,357
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	132	(3)	319	46
Comprehensive income (loss) attributable to common stockholders	$34,207	$(859)	$93,462	$15,311

Weighted average common stock outstanding - basic	25,598	25,175	25,630	25,128
Weighted average common stock outstanding - diluted	25,598	25,175	25,630	25,128

Loss per share - basic	$(0.02)	$(0.21)	$(0.51)	$(0.62)
Loss per share - diluted	$(0.02)	$(0.21)	$(0.51)	$(0.62)
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

NXRT.NEXPOINT.COM	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three and nine months ended September 30, 2022 and 2021 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2022	2021	2022	2021
Net loss		$(599)	$(5,407)	$(13,093)	$(15,725)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		1,904	1,938	5,615	5,706
Corporate general and administrative expenses		3,818	3,152	11,116	9,070
Casualty-related expenses/(recoveries)	(1)	(2,976)	120	666	(272)
Casualty gain		—	—	(357)	(2,379)
Pandemic expense		—	11	—	46
Property general and administrative expenses	(2)	728	712	2,035	1,660
Depreciation and amortization		25,224	21,591	74,490	62,335
Interest expense		11,766	11,531	34,804	32,830
Loss on extinguishment of debt and modification costs		—	—	—	328
NOI		$39,865	$33,648	$115,276	$93,599
Less Non-Same Store
Revenues		(6,155)	(2,570)	(21,647)	(8,467)
Operating expenses		2,361	1,033	7,882	3,412
Operating income		(16)	(226)	(30)	(872)
Same Store NOI		$36,055	$31,885	$101,481	$87,672
(1)	Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Results of Operations for the Three Months Ended September 30, 2022 and 2021

There are 36 properties encompassing 13,930 units of apartment space, or approximately 91% of our Portfolio, in our same store pool for the three months ended September 30, 2022 and 2021 (our “Q3 Same Store” properties). Our Q3 Same Store properties exclude the following 5 properties in our Portfolio as of September 30, 2022: Cutter’s Point, Six Forks Station, High House at Cary, The Adair, and Estates on Maryland, as well as the 74 units mentioned on page 2 that are currently down.

As of September 30, 2022, our Q3 Same Store properties were approximately 94.0% leased with a weighted average monthly effective rent per occupied apartment unit of $1,445, a year-over-year decrease of 130 bps and an increase of $235, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended September 30, 2022 and 2021 for our Q3 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended September 30,
	2022	2021	$ Change	% Change
Revenues
Same Store
Rental income	$60,407	$52,441	$7,966	15.2%
Other income	1,489	1,373	116	8.4%
Same Store revenues	61,896	53,814	8,082	15.0%
Non-Same Store
Rental income	6,093	2,477	3,616	N/M
Other income	62	93	(31)	-33.3%
Non-Same Store revenues	6,155	2,570	3,585	N/M
Total revenues	68,051	56,384	11,667	20.7%

Operating expenses
Same Store
Property operating expenses (1)	14,037	11,982	2,055	17.2%
Real estate taxes and insurance	8,682	7,433	1,249	16.8%
Property management fees (2)	1,783	1,561	222	14.2%
Property general and administrative expenses (3)	1,521	1,292	229	17.7%
Same Store operating expenses	26,023	22,268	3,755	16.9%
Non-Same Store
Property operating expenses (4)	1,309	670	639	N/M
Real estate taxes and insurance	737	213	524	N/M
Property management fees (2)	177	78	99	N/M
Property general and administrative expenses (5)	138	72	66	N/M
Non-Same Store operating expenses	2,361	1,033	1,328	N/M
Total operating expenses	28,384	23,301	5,083	21.8%

Operating income
Same Store
Miscellaneous income	182	339	(157)	-46.3%
Non-Same Store
Miscellaneous income	16	226	(210)	N/M
Total operating income	198	565	(367)	-65.0%

NOI
Same Store	36,055	31,885	4,170	13.1%
Non-Same Store	3,810	1,763	2,047	N/M
Total NOI (6)	$39,865	$33,648	$6,217	18.5%
(1)	For the three months ended September 30, 2022 and 2021, excludes approximately $(1,822,000) and $136,000, respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended September 30, 2022 and 2021, excludes approximately $634,000 and $599,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(4)	For the three months ended September 30, 2022 and 2021, excludes approximately $1,154,000 and $5,000, respectively, of casualty-related recoveries.
(5)

For the three months ended September 30, 2022 and 2021, excludes approximately $94,000 and $113,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q3 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended September 30, 2022 and 2021 (dollars in thousands, except for per unit data):

	Q3 2022	Q3 2021	% Change
Same Store Total Units	13,930	13,922
Same Store Occupied Units	13,096	13,274
Same Store Ending Occupancy	94.0%	95.3%	-1.3%
Same Store Average Rent per Unit	$1,445	$1,210	19.4%

Same Store Revenues
Same Store Rental Income	$60,407	$52,441	15.2%
Same Store Other Income	1,489	1,373	8.4%
Total Same Store Revenues	61,896	53,814	15.0%

Same Store Operating Expenses
Payroll	5,242	4,720	11.1%
Repairs & Maintenance	5,669	4,480	26.5%
Utilities	3,126	2,782	12.4%
Real Estate Taxes	7,230	6,170	17.2%
Insurance	1,452	1,263	15.0%
Property Management Fees	1,783	1,561	14.2%
Office Operations	997	865	15.3%
Marketing	524	427	22.7%
Total Same Store Operating Expenses	26,023	22,268	16.9%

Same Store Operating Income
Miscellaneous income	182	339	-46.3%
Total Same Store Operating Income	182	339	-46.3%

Q3 Same Store NOI	$36,055	$31,885	13.1%

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	bps ∆	Q3 2022	Q3 2021	% Change
Texas
Dallas	2,362	$1,215	$1,023	18.8%	94.2%	94.9%	-70	$8,828	$7,928	11.4%
Houston	1,176	1,284	1,142	12.4%	94.6%	96.0%	-140	4,494	4,214	6.6%
Average/Total	3,538	1,238	1,062	16.6%	94.3%	95.2%	-90	13,322	12,142	9.7%

North Carolina
Charlotte	1,065	1,316	1,159	13.5%	94.6%	95.1%	-50	4,198	3,788	10.8%
Average/Total	1,065	1,316	1,159	13.5%	94.6%	95.1%	-50	4,198	3,788	10.8%

Georgia
Atlanta	1,457	1,410	1,214	16.1%	93.0%	94.2%	-120	5,933	5,084	16.7%
Average/Total	1,457	1,410	1,214	16.1%	93.0%	94.2%	-120	5,933	5,084	16.7%

Tennessee
Nashville	1,322	1,294	1,073	20.6%	95.0%	95.7%	-70	5,412	4,632	16.8%
Average/Total	1,322	1,294	1,073	20.6%	95.0%	95.7%	-70	5,412	4,632	16.8%

Florida
Orlando	1,172	1,540	1,232	25.0%	93.8%	96.2%	-240	5,136	4,450	15.4%
Tampa	576	1,384	1,097	26.2%	91.5%	95.8%	-430	2,295	1,949	17.8%
South Florida	1,957	1,938	1,580	22.7%	95.2%	95.8%	-60	11,345	9,532	19.0%
Average/Total	3,705	1,726	1,395	23.7%	94.2%	95.9%	-170	18,776	15,931	17.9%

Arizona
Phoenix	1,679	1,488	1,230	21.0%	94.1%	96.8%	-270	7,898	6,745	17.1%
Average/Total	1,679	1,488	1,230	21.0%	94.1%	96.8%	-270	7,898	6,745	17.1%

Nevada
Las Vegas	1,164	1,445	1,236	16.9%	91.8%	92.9%	-110	4,868	4,119	18.2%
Average/Total	1,164	1,445	1,236	16.9%	91.8%	92.9%	-110	4,868	4,119	18.2%

Average/Total	13,930	$1,445	$1,210	19.4%	94.0%	95.3%	-130	$60,407	$52,441	15.2%
(1)	This table only includes the 36 properties in our Q3 Same Store pool.

NXRT.NEXPOINT.COM	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q3 2022	Q2 2022	% Change	Q3 2022	Q2 2022	bps ∆	Q3 2022	Q2 2022	% Change
Texas
Dallas	2,362	$1,215	$1,175	3.4%	94.2%	93.8%	40	$8,828	$8,631	2.3%
Houston	1,176	1,284	1,245	3.1%	94.6%	95.1%	-50	4,494	4,513	-0.4%
Average/Total	3,538	1,238	1,198	3.3%	94.3%	94.2%	10	13,322	13,144	1.4%

North Carolina
Charlotte	1,065	1,316	1,273	3.4%	94.6%	95.3%	-70	4,198	4,013	4.6%
Average/Total	1,065	1,316	1,273	3.4%	94.6%	95.3%	-70	4,198	4,013	4.6%

Georgia
Atlanta	1,457	1,410	1,367	3.1%	93.0%	94.2%	-120	5,933	5,791	2.5%
Average/Total	1,457	1,410	1,367	3.1%	93.0%	94.2%	-120	5,933	5,791	2.5%

Tennessee
Nashville	1,322	1,294	1,215	6.5%	95.0%	96.7%	-170	5,412	5,209	3.9%
Average/Total	1,322	1,294	1,215	6.5%	95.0%	96.7%	-170	5,412	5,209	3.9%

Florida
Orlando	1,172	1,540	1,448	6.4%	93.8%	95.6%	-180	5,136	5,096	0.8%
Tampa	576	1,384	1,297	6.7%	91.5%	95.0%	-350	2,295	2,253	1.9%
South Florida	1,957	1,938	1,842	5.2%	95.2%	96.0%	-80	11,344	10,959	3.5%
Average/Total	3,705	1,726	1,633	5.7%	94.2%	95.7%	-150	18,775	18,308	2.6%

Arizona
Phoenix	1,679	1,488	1,429	4.1%	94.1%	92.5%	160	7,899	7,390	6.9%
Average/Total	1,679	1,488	1,429	4.1%	94.1%	92.5%	160	7,899	7,390	6.9%

Nevada
Las Vegas	1,164	1,445	1,390	4.0%	91.8%	91.8%	0	4,868	4,394	10.8%
Average/Total	1,164	1,445	1,390	4.0%	91.8%	91.8%	0	4,868	4,394	10.8%

Average/Total	13,930	$1,445	$1,383	4.5%	94.0%	94.6%	-60	$60,407	$58,249	3.7%

(1)	This table only includes the 36 properties in our Q3 Same Store pool.

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Nine Months Ended September 30, 2022 and 2021

There are 34 properties encompassing 13,426 units of apartment space, or approximately 87% of our Portfolio, in our same store pool for the nine months ended September 30, 2022 and 2021 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following 7 properties in our Portfolio as of September 30, 2022: Cutter’s Point, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station, High House at Cary, The Adair, and Estates on Maryland, as well as the 74 units mentioned on page 2 that are currently down.

As of September 30, 2022, our YTD Same Store properties were approximately 94.0% leased with a weighted average monthly effective rent per occupied apartment unit of $1,448, a year-over-year decrease of 140 bps and an increase of $240, respectively.

The following table reflects the revenues, property operating expenses and NOI for the nine months ended September 30, 2022 and 2021 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Nine Months Ended September 30,
	2022	2021	$ Change	% Change
Revenues
Same Store
Rental income	$168,628	$148,005	$20,623	13.9%
Other income	4,328	4,271	57	1.3%
Same Store revenues	172,956	152,276	20,680	13.6%
Non-Same Store
Rental income	21,321	8,300	13,021	N/M
Other income	326	167	159	N/M
Non-Same Store revenues	21,647	8,467	13,180	N/M
Total revenues	194,603	160,743	33,860	21.1%

Operating expenses
Same Store
Property operating expenses (1)	37,783	33,180	4,603	13.9%
Real estate taxes and insurance	25,152	24,129	1,023	4.2%
Property management fees (2)	5,011	4,382	629	14.4%
Property general and administrative expenses (3)	4,025	3,546	479	13.5%
Same Store operating expenses	71,971	65,237	6,734	10.3%
Non-Same Store
Property operating expenses (4)	4,220	2,162	2,058	N/M
Real estate taxes and insurance	2,518	747	1,771	N/M
Property management fees (2)	618	258	360	N/M
Property general and administrative expenses (5)	526	245	281	N/M
Non-Same Store operating expenses	7,882	3,412	4,470	N/M
Total operating expenses	79,853	68,649	11,204	16.3%

Operating income
Same Store
Miscellaneous income	496	633	(137)	-21.6%
Non-Same Store
Miscellaneous income	30	872	(842)	N/M
Total operating income	526	1,505	(979)	-65.0%

NOI
Same Store	101,481	87,672	13,809	15.8%
Non-Same Store	13,795	5,927	7,868	N/M
Total NOI (6)	$115,276	$93,599	$21,677	23.2%
(1)	For the nine months ended September 30, 2022 and 2021, excludes approximately $3,137,000 and $232,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

NXRT.NEXPOINT.COM	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the nine months ended September 30, 2022 and 2021, excludes approximately $1,811,000 and $1,399,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the nine months ended September 30, 2022 and 2021, excludes approximately $(66,000) and $6,000, respectively, of casualty-related expenses/(recoveries).
(5)

For the nine months ended September 30, 2022 and 2021, excludes approximately $224,000 and $261,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the nine months ended September 30, 2022 and 2021 (dollars in thousands, except for per unit data):

	YTD 2022	YTD 2021	% Change
Same Store Total Units	13,426	13,418
Same Store Occupied Units	12,623	12,796
Same Store Ending Occupancy	94.0%	95.4%	-1.4%
Same Store Average Rent per Unit	$1,448	$1,208	19.9%

Same Store Revenues
Same Store Rental Income	$168,628	$148,005	13.9%
Same Store Other Income	4,328	4,271	1.3%
Total Same Store Revenues	172,956	152,276	13.6%

Same Store Operating Expenses
Payroll	14,435	13,240	9.0%
Repairs & Maintenance	15,086	12,647	19.3%
Utilities	8,262	7,293	13.3%
Real Estate Taxes	21,112	20,520	2.9%
Insurance	4,040	3,609	11.9%
Property Management Fees	5,011	4,382	14.4%
Office Operations	2,614	2,339	11.8%
Marketing	1,411	1,207	16.9%
Total Same Store Operating Expenses	71,971	65,237	10.3%

Same Store Operating Income
Miscellaneous income	496	633	-21.6%
Total Same Store Operating Income	496	633	-21.6%

YTD Same Store NOI	$101,481	$87,672	15.8%

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net loss, the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2022 and 2021 (in thousands, except per share amounts):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2022	2021	2022	2021	% Change (1)
Net loss		$(599)	$(5,407)	$(13,093)	$(15,725)	-16.7%
Depreciation and amortization		25,224	21,591	74,490	62,335	19.5%
Adjustment for noncontrolling interests		(99)	(49)	(228)	(140)	N/M
FFO attributable to common stockholders		24,526	16,135	61,169	46,470	31.6%

FFO per share - basic		$0.96	$0.64	$2.39	$1.85	29.2%
FFO per share - diluted		$0.96	$0.64	$2.39	$1.85	29.2%

Loss on extinguishment of debt and modification costs		—	—	—	328	N/M
Casualty-related expenses/(recoveries)		(2,976)	120	666	(272)	N/M
Casualty gains		—	—	(357)	(2,379)	N/M
Pandemic expense		—	11	—	46	N/M
Amortization of deferred financing costs - acquisition term notes		281	150	786	499	N/M
Adjustment for noncontrolling interests		11	—	(3)	6	N/M
Core FFO attributable to common stockholders		21,842	16,416	62,261	44,698	39.3%

Core FFO per share - basic		$0.85	$0.65	$2.43	$1.78	36.5%
Core FFO per share - diluted		$0.85	$0.65	$2.43	$1.78	36.5%

Amortization of deferred financing costs - long term debt		453	375	1,247	1,082	15.2%
Equity-based compensation expense		2,025	1,807	5,906	5,211	13.3%
Adjustment for noncontrolling interests		(10)	(7)	(27)	(19)	42.1%
AFFO attributable to common stockholders		24,310	18,591	69,387	50,972	36.1%

AFFO per share - basic		$0.95	$0.74	$2.71	$2.03	33.5%
AFFO per share - diluted		$0.95	$0.74	$2.71	$2.03	33.5%

Weighted average common stock outstanding - basic		25,598	25,175	25,630	25,128	2.0%
Weighted average common stock outstanding - diluted		25,598	25,175	25,630	25,128	2.0%

Dividends declared per common share		$0.38	$0.34	$1.14	$1.02	11.4%

FFO Coverage - diluted	(2)	2.52x	1.88x	2.10x	1.81x	16.02%
Core FFO Coverage - diluted	(2)	2.25x	1.91x	2.13x	1.74x	22.60%
AFFO Coverage - diluted	(2)	2.50x	2.16x	2.38x	1.98x	19.88%
(1)	Represents the percentage change for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021.
(2)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

NXRT.NEXPOINT.COM	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q3 2022	Q3 2021	% Change	YTD 2022	YTD 2021	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$—	$74,760	-100.0%	$143,400	$196,260	-26.9%

Capitalized Rehab Expenditures
Interior	6,946	2,739	153.6%	17,584	8,097	117.2%
Exterior and common area	3,519	1,498	134.9%	6,874	6,780	1.4%

Capitalized Maintenance Expenditures
Recurring	3,943	2,573	53.3%	8,979	5,843	53.7%
Non-Recurring	2,012	2,014	-0.1%	5,378	3,888	38.3%

Total Capital Expenditures	$16,420	$83,584	-80.4%	$182,214	$220,868	-17.5%

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	98	$1,232	$1,407	$8,867	14.2%	23.6%
Arbors on Forest Ridge	210	171	797	899	4,404	12.7%	27.6%
Atera Apartments	380	208	1,166	1,315	3,286	12.7%	54.2%
Avant at Pembroke Pines	1,520	425	1,715	1,973	14,579	15.1%	21.3%
Bella Solara	320	103	1,288	1,448	10,401	12.5%	18.6%
Bella Vista	248	169	1,440	1,592	10,425	10.5%	17.5%
Bloom	528	91	1,259	1,415	12,439	12.4%	15.1%
Brandywine I & II	632	354	1,038	1,192	8,704	14.9%	21.3%
Courtney Cove	324	232	913	1,017	4,922	11.3%	25.3%
Creekside at Matthews	240	39	1,367	1,539	10,981	12.6%	18.8%
Cutter's Point	196	141	962	1,082	5,844	12.4%	24.6%
Estates on Maryland	330	28	1,304	1,491	9,864	14.4%	22.8%
Fairways of San Marcos	352	103	1,531	1,716	10,512	12.1%	21.2%
High House at Cary	302	30	1,343	1,588	10,030	18.3%	29.4%
Hollister Place	260	202	904	1,055	7,413	16.7%	24.4%
Madera Point	256	244	858	967	4,269	12.7%	30.6%
Parc500	217	197	1,263	1,451	13,797	14.9%	16.3%
Radbourne Lake	225	328	1,039	1,089	1,495	4.8%	40.3%
Residences at Glenview Reserve	360	161	1,136	1,315	11,687	15.8%	18.4%
Residences at West Place	342	94	1,442	1,625	9,871	12.7%	22.3%
Rockledge Apartments	708	367	1,182	1,382	10,293	16.9%	23.3%
Sabal Palm at Lake Buena Vista	400	48	1,578	1,778	8,181	12.7%	29.3%
Seasons 704 Apartments	222	213	1,166	1,290	6,315	10.7%	23.6%
Silverbrook	642	480	802	888	4,085	10.8%	25.4%
Six Forks Station	323	60	1,168	1,402	11,943	20.0%	23.5%
Summers Landing	196	25	989	1,167	7,269	18.0%	29.5%
Summit at Sabal Park	252	224	969	1,071	5,727	10.5%	21.3%
The Adair	232	42	1,707	1,985	12,825	16.3%	26.0%
The Cornerstone	430	400	988	1,077	5,183	9.1%	20.8%
The Enclave	204	142	1,428	1,610	9,603	12.8%	22.8%
The Heritage	204	146	1,376	1,523	10,171	10.6%	17.3%
The Preserve at Terrell Mill	752	616	836	991	10,144	18.6%	18.4%
The Verandas at Lake Norman	264	33	1,434	1,620	10,632	13.0%	21.0%
The Venue on Camelback	415	224	753	1,007	9,779	33.6%	31.1%
Timber Creek	352	240	889	1,032	7,464	16.1%	23.0%
Torreyana Apartments	316	36	1,500	1,620	12,206	8.0%	11.8%
Venue at 8651	333	276	808	916	6,735	13.4%	19.4%
Versailles	388	299	802	900	6,103	12.2%	19.3%
Versailles II	242	65	953	1,079	4,648	13.2%	32.6%
Total/Weighted Average	14,463	7,354	$1,063	$1,208	$7,942	13.7%	22.0%
(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through September 30, 2022.
(3)	Inclusive of all full and partial interior upgrades completed and leased through September 30, 2022.

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	297	$844	$50	70.8%
Arbors on Forest Ridge	210	121	749	41	65.6%
Atera Apartments	380	363	813	40	59.7%
Avant at Pembroke Pines	1,520	50	789	39	58.9%
Brandywine I & II	632	143	1,070	79	88.9%
Creekside at Matthews	240	103	1,088	55	60.7%
Cutter's Point	196	136	750	46	73.4%
Estates on Maryland	330	24	1,100	35	38.2%
Hollister Place	260	233	966	50	62.1%
Madera Point	256	156	885	30	40.2%
Radbourne Lake	225	224	717	40	66.9%
Rockledge Apartments	708	597	812	40	59.1%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Silverbrook	642	376	735	49	79.5%
Six Forks Station	323	169	1,100	55	60.0%
Summers Landing	196	79	819	50	73.3%
Summit at Sabal Park	252	241	994	40	48.3%
The Adair	232	11	1,100	45	49.1%
The Cornerstone	430	17	809	50	74.2%
The Verandas at Lake Norman	264	90	1,092	45	49.4%
Timber Creek	352	135	758	45	71.3%
Venue at 8651	333	234	744	46	74.7%
Versailles	388	297	866	50	68.9%
Versailles II	242	123	880	28	37.9%
Total/Weighted Average	9,357	4,853	$843	$49	69.3%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through September 30, 2022.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through September 30, 2022.

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	30.9%
Arbors on Forest Ridge	210	210	1,416	45	30.9%
Atera Apartments	380	380	1,339	50	37.0%
Avant at Pembroke Pines	1,520	1,520	1,350	45	32.4%
Bella Vista	248	248	970	40	39.3%
Brandywine I & II	632	632	1,234	45	35.5%
Courtney Cove	324	324	1,238	35	26.2%
Creekside at Matthews	240	240	913	65	72.9%
Cutter's Point	196	196	1,400	45	31.3%
Fairways of San Marcos	352	352	901	40	42.3%
Hollister Place	260	260	843	35	38.4%
Madera Point	256	256	1,283	45	34.1%
Old Farm	734	734	928	45	47.2%
Radbourne Lake	225	225	630	35	51.4%
Residences at Glenview Reserve	360	360	1,017	45	43.1%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	35.4%
Silverbrook	642	642	1,308	45	33.5%
Six Forks Station	323	323	844	35	38.4%
Stone Creek at Old Farm	190	190	909	45	48.2%
Summers Landing	196	196	1,449	45	30.2%
The Cornerstone	430	430	1,236	45	35.4%
The Enclave	204	204	966	40	39.4%
The Heritage	204	204	997	40	38.2%
The Verandas at Lake Norman	264	264	954	65	69.8%
Timber Creek	352	352	1,299	45	33.7%
Venue at 8651	333	333	1,229	45	35.6%
Versailles	388	388	1,080	45	40.6%
Versailles II	242	242	1,241	45	35.3%
Total/Weighted Average	10,451	10,451	$1,163	$44	37.3%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Bella Solara	320	—	TBD	TBD	TBD
Bloom	528	—	TBD	TBD	TBD
Residences at West Place	342	—	TBD	TBD	TBD
Rockledge Apartments	708	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Adair	232	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
The Venue on Camelback	415	—	TBD	TBD	TBD
Torreyana Apartments	316	—	TBD	TBD	TBD
Total/Weighted Average Planned	4,087	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through September 30, 2022.
(3)	Inclusive of all smart home technology package upgrades completed and leased through September 30, 2022.

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of September 30, 2022 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	4.82%	7/1/2024	(3)
Cutter's Point	Floating	84	16,640	4.82%	7/1/2024	(3)
Silverbrook	Floating	84	30,590	4.82%	7/1/2024	(3)
The Summit at Sabal Park	Floating	84	13,560	4.76%	7/1/2024	(3)
Courtney Cove	Floating	84	13,680	4.76%	7/1/2024	(3)
The Preserve at Terrell Mill	Floating	84	42,480	4.76%	7/1/2024	(3)
Versailles	Floating	84	23,880	4.76%	7/1/2024	(3)
Seasons 704 Apartments	Floating	84	17,460	4.76%	7/1/2024	(3)
Madera Point	Floating	84	15,150	4.76%	7/1/2024	(3)
Venue at 8651	Floating	84	13,734	4.92%	7/1/2024	(3)
The Venue on Camelback	Floating	84	28,093	4.82%	7/1/2024
Timber Creek	Floating	84	24,100	4.40%	10/1/2025
Radbourne Lake	Floating	84	20,000	4.43%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	4.44%	9/1/2025
Cornerstone	Fixed	120	20,417	4.24%	3/1/2023
Parc500	Fixed	120	14,443	4.49%	8/1/2025	(3)
Rockledge Apartments	Floating	84	68,100	4.71%	7/1/2024	(3)
Atera Apartments	Floating	84	29,500	4.62%	11/1/2024	(3)
Crestmont Reserve	Floating	84	12,061	4.32%	10/1/2025
Brandywine I & II	Floating	84	43,835	4.32%	10/1/2025
Bella Vista	Floating	84	29,040	4.46%	2/1/2026
The Enclave	Floating	84	25,322	4.46%	2/1/2026
The Heritage	Floating	84	24,625	4.46%	2/1/2026
Summers Landing	Floating	84	10,109	4.32%	10/1/2025
Residences at Glenview Reserve	Floating	84	25,977	4.58%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,101	4.57%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	4.57%	10/1/2026
Torreyana Apartments	Floating	84	37,400	4.84%	12/1/2026	(3)
Bloom	Floating	84	58,850	4.84%	12/1/2026	(3)
Bella Solara	Floating	84	36,575	4.84%	12/1/2026	(3)
Fairways at San Marcos	Floating	84	46,464	4.60%	12/1/2027	(3)
The Verandas at Lake Norman	Floating	84	34,925	4.32%	7/1/2028	(3)
Creekside at Matthews	Floating	84	31,900	4.32%	7/1/2028	(3)
Six Forks Station	Floating	120	41,180	4.18%	10/1/2031
High House at Cary	Floating	84	46,625	4.48%	1/1/2029
The Adair	Floating	84	35,115	4.44%	4/1/2029
Estates on Maryland	Floating	84	43,157	4.44%	4/1/2029
			1,275,372
Fair market value adjustment			908
Deferred financing costs, net of accumulated amortization of $5,800			(7,673)
			1,268,607

Held For Sale Property
Hollister Place	Floating	84	14,811	4.48%	10/1/2025
Old Farm	Floating	84	52,886	4.82%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	4.82%	7/1/2024
			82,971
Deferred financing costs, net of accumulated amortization of $652			(279)
			$82,692
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR was 3.14% and 30-Day Average SOFR was 2.47% as of September 30, 2022.
(3)	The Company is finalizing a 10-year term refinance on 19 properties at SOFR plus a 1.55% margin. The refinance is expected to close on November 30, 2022.

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of September 30, 2022 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date (2)

Corporate Credit Facility	Floating	36	$335,000	5.29%	6/30/2024
Deferred financing costs, net of accumulated amortization of $910			(1,572)
			$333,428
(1)	Interest rate is based on Term SOFR plus an applicable margin. Term SOFR as of September 30, 2022 was 3.04%.
(2)	The Company has executed it’s 12-month extension option on the Revolving Credit Facility, resulting in a maturity date of June 30, 2025.

Interest Rate Swap Agreements

As of September 30, 2022, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
March 1, 2022	March 1, 2025	Truist	145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%
			1,167,500	1.0682%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of September 30, 2022, one-month LIBOR was 3.14%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swap (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2026	January 1, 2027	KeyBank	$92,500	1.7980%

(1)	The floating rate option for the interest rate swap is one-month LIBOR. As of September 30, 2022, one-month LIBOR was 3.14%.

NXRT.NEXPOINT.COM	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of September 30, 2022 for the next five calendar years subsequent to September 30, 2022 and thereafter. We used the applicable reference rates as of September 30, 2022 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	Remainder of 2022	2023	2024	2025	2026	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,275,372	$313	$20,925	$326,697	$191,105	$423,149	$313,183
Interest expense	(1)	121,328	8,699	33,758	26,951	21,989	16,182	13,750
Total		$1,396,700	$9,012	$54,683	$353,648	$213,094	$439,331	$326,933

Held For Sale Property Mortgage Debt
Principal payments		$82,971	$—	$—	$68,160	$14,811	$—	$—
Interest expense		7,856	1,010	4,006	2,337	503	—	—
Total		$90,827	$1,010	$4,006	$70,497	$15,314	$—	$—

Credit Facility
Principal payments		$335,000	$—	$—	$335,000	$—	$—	$—
Interest expense		32,932	4,733	18,851	9,348	—	—	—
Total		$367,932	$4,733	$18,851	$344,348	$—	$—	$—

Total contractual obligations and commitments	(2)	$1,855,459	$14,755	$77,540	$768,493	$228,408	$439,331	$326,933

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of September 30, 2022, we had entered into 10 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used the applicable reference rates as of September 30, 2022 to determine our expected settlements through the terms of the interest rate swaps.

(2)	See page 6 for pro forma contractual obligations and commitments showing the impact of the Company’s refinance.

Hedged Debt Composition (1)
Hedged/Fixed Rate Debt
Unhedged Floating Rate Debt
27%
73%

(1)

As of September 30, 2022, we had total indebtedness of $1.7 billion at an adjusted weighted average interest rate of 3.23%, of which $1.6 billion was debt with a floating interest rate. As of September 30, 2022, interest rate swap agreements effectively covered 91% of our $1.3 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.0682% for one-month LIBOR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of September 30, 2022.

NXRT.NEXPOINT.COM	Page 27

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	316	11/22/2019	68,000	2,771	70,771	223,959
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,482	88,962	252,733
The Verandas at Lake Norman	Cornelius, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Matthews, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
High House at Cary	Cary, NC	302	12/7/2021	93,250	1,677	94,927	314,328
The Adair	Sandy Springs, GA	232	4/1/2022	65,500	5,390	70,890	305,560
Estates on Maryland	Phoenix, AZ	330	4/1/2022	77,900	4,636	82,536	250,109
Total/Weighted Average		15,387		$2,242,930	$174,810	$2,417,740	$157,129
(1)	Only includes properties owned as of September 30, 2022.
(2)	Includes interior and exterior rehab.

NXRT.NEXPOINT.COM	Page 28

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, VA	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, TN	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, TN	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, TX	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Beechwood Terrace	Antioch, TN	300	21,400	53,600	178,667	11/1/2021	53,003	33,960
Cedar Pointe	Antioch, TN	210	26,500	37,650	179,286	11/1/2021	37,231	12,252
Total/Weighted Average		8,383	$565,094	$915,175	$109,170		$902,950	$361,083
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

NXRT.NEXPOINT.COM	Page 29

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, if applicable, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, if applicable, (6) casualty-related expenses/(recoveries) and casualty gains (losses), (7) pandemic expenses that are not reflective of continuing operations of the properties and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, if applicable, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the amount attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred on the early payment of debt, the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt, costs incurred in connection with a debt modification that are not capitalized as deferred financing costs and other costs incurred in a debt extinguishment that are expensed), if applicable, casualty-related expenses/and recoveries and gains (losses), pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

NXRT.NEXPOINT.COM	Page 30

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q3 2022	Q3 2021
Total mortgage debt	$1,358,343	$1,275,501
Credit facilities	335,000	275,000
Total debt outstanding	1,693,343	1,550,501

Adjustments to arrive at net debt:
Cash and cash equivalents	(15,771)	(18,413)
Restricted cash held for value-add upgrades and green improvements	(15,347)	(14,506)
Net Debt	$1,662,225	$1,517,582
Enterprise Value (1)	$2,843,225	$3,080,582
Leverage Ratio	58%	49%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

Guidance Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2022	For the Three Months Ended December 31, 2022
		Mid-Point (1)	Mid-Point (1)
Net income (loss)		$34,879	$47,974
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		7,577	1,961
Corporate general and administrative expenses		14,587	3,471
Property general and administrative expenses	(2)	3,351	650
Depreciation and amortization		98,651	24,161
Interest expense		52,766	17,962
Casualty-related recoveries		(357)	—
Loss on extinguishment of debt and modification costs		12,669	12,669
Gain on sales of real estate		(66,716)	(66,716)
NOI	(3)	$157,407	$42,132
Less Non-Same Store
Revenues	(4)	(30,228)
Operating expenses	(4)	10,869
Same Store NOI	(4)	$138,048
(1)

Mid-Point estimates shown for full year and fourth quarter 2022 guidance. Assumptions made for full year and fourth quarter 2022 NOI guidance include the Same Store operating growth projections included in the “2022 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(3)

2022 Pro Forma NOI assumes The Adair and Estates on Maryland were owned for the full year 2022, which we estimate would have contributed approximately an additional $800 and $1,000, respectively, to NOI.

(4)

Amounts are derived from the results of operations of our pro forma Full Year 2022 Same Store properties and Non-Same Store properties. There are 31 properties in our pro forma Full Year 2022 Same Store pool.

NXRT.NEXPOINT.COM	Page 31

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net income (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2022 (in thousands, except per share data):

For the Year Ended December 31, 2022
Mid-Point
Net income	$34,879
Depreciation and amortization	98,651
Gain on sales of real estate	(66,716)
Adjustment for noncontrolling interests	(248)
FFO attributable to common stockholders	66,566
FFO per share - diluted (1)	$2.55

Loss on extinguishment of debt and modification costs	12,669
Casualty-related recoveries	305
Amortization of deferred financing costs - acquisition term notes	1,010
Pandemic expense	3
Adjustment for noncontrolling interests	(41)
Core FFO attributable to common stockholders	80,512
Core FFO per share - diluted (1)	$3.08

Amortization of deferred financing costs - long term debt	1,699
Equity-based compensation expense	7,903
Adjustment for noncontrolling interests	(36)
AFFO attributable to common stockholders	90,078
AFFO per share - diluted (1)	$3.44

Weighted average common shares outstanding - diluted	26,152

(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 26.2 million for the full year 2022.

NXRT.NEXPOINT.COM	Page 32

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three months ended June 30, 2022 and the year ended December 31, 2021 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended June 30, 2022	For the Year Ended December 31, 2021
Net income (loss)		$(7,827)	$23,106
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		1,868	7,631
Corporate general and administrative expenses		3,812	11,966
Casualty-related expenses/(recoveries)	(1)	2,592	(200)
Casualty gains		(229)	(2,595)
Pandemic expense		—	50
Property general and administrative expenses	(2)	680	2,232
Depreciation and amortization		25,548	86,878
Interest expense		12,402	44,623
Loss on extinguishment of debt and modification costs		—	912
Gain on sales of real estate		—	(46,214)
NOI		$38,846	$128,389
Less Non-Same Store
Revenues		(8,053)	(19,157)
Operating expenses		2,920	6,971
Operating income		(11)	(871)
Same Store NOI		$33,702	$115,332

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 33